Exhibit 10.37

AMENDMENT TO THE
BPZ RESOURCES, INC.
2007 LONG-TERM INCENTIVE COMPENSATION PLAN

WHEREAS, BPZ Resources, Inc. (the “Company”) adopted and maintains the BPZ Energy, Inc. 2007 Long-Term Incentive Compensation Plan (the “Plan”), effective as of June 4, 2007, to provide an opportunity for its eligible employees and certain independent contractors to earn long term incentive awards in consideration for their services;

WHEREAS, the Company now desires to amend the Plan to replace the "Cause" definition found in the LTIP with the definition below;

 NOW THEREFORE, effective as of December 29, 2011, the Plan is hereby amended by replacing the definition of “Cause” in Section 1 with the following new definition of “Cause” that shall read as follows:

 “”Cause” as used herein shall mean: (A) any willful misconduct or omission by Employee that he/she knows or should have known may materially harm the Company, its affiliates, subsidiaries, or joint venture partners; (B) gross negligence or willful misconduct by Employee without proper legal cause in the performance of his/her duties and responsibilities which remain uncorrected for 30 days following written notice to Employee by Company of such gross negligence or willful misconduct; (C) any act by Employee of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company, its affiliates, subsidiaries, or joint venture partners; (D) Employee being convicted of a felony or any crime involving dishonesty or moral turpitude; (E) a material violation of the Company's Code of Ethics Policy; or (F) a breach of fiduciary duty to the Company, its affiliates, subsidiaries. For purposes of this Agreement, an act or failure to act will be considered "willful" only if done or omitted to be done without the Employee's good faith reasonable belief that such act or failure to act was in the best interests of the Company.”

*     *     *

IN WITNESS WHEREOF, BPZ Resources, Inc. has caused this Amendment to be executed by its duly authorized representatives on this 29th day of December, 2011.

By: /s/ Manuel Pablo Zúñiga-Pflücker Manuel Pablo Zúñiga-Pflücker President and Chief Executive Officer	By: /s/ Durkin Ledgard Durkin Ledgard Chief Legal, Commercial and Administrative Officer